Exhibit 10.1

NOBLE ENERGY, INC.
2020 LONG-TERM INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT AND PURPOSE
1.1    Establishment. Noble Energy, Inc., a Delaware corporation (“Noble” or the “Company”), hereby establishes the Noble Energy, Inc. 2020 Long-Term Incentive Plan for the benefit of certain officers, directors, employees, consultants and others performing services for Noble and its Affiliates, as set forth in this Plan.
1.2     Purpose. The purposes of this Plan are to attract and retain highly qualified individuals to perform services for Noble and its Affiliates, to further align the interests of those individuals with those of the stockholders of Noble, and to more closely link compensation with the performance of Noble and its Affiliates. Noble is committed to creating long-term stockholder value. Noble’s compensation philosophy is based on the belief that Noble can best create stockholder value if officers, directors, employees, consultants and others performing services for Noble and its Affiliates act and are rewarded as business owners. Noble believes that an equity stake through equity compensation programs effectively aligns service provider and stockholder interests by motivating and rewarding performance that will enhance stockholder value.
1.3     Effectiveness and Term. This Plan shall become effective on the later of (a) the date of its adoption by the Board and (b) the date it is approved by the stockholders of Noble in accordance with applicable law (the “Effective Date”). Unless terminated earlier by the Board pursuant to Section 15.1, this Plan shall terminate on the day prior to the 10th anniversary of the Effective Date.
ARTICLE II
DEFINITIONS
2.1    “Affiliate” means (a) with respect to Incentive Stock Options, a “parent corporation” or a “subsidiary corporation” of Noble, as those terms are defined in Sections 424(e) and (f) of the Code, respectively, and (b) with respect to other Awards, any corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, starting with Noble and ending with the corporation or other entity that has a controlling interest in the corporation or other entity for which the officer, Director, Employee, consultant, or other individual provides direct services. For purposes of this Affiliate definition, the term “controlling interest” has the same meaning as provided in Treasury Regulation § 1.414(c)-2(b)(2)(i), except that the phrase “at least 50 percent” shall be used instead of the phrase “at least 80 percent” in each place the phrase “at least 80 percent” appears in Treasury Regulation § 1.414(c)-2(b)(2)(i).
2.2    “Award” means an award granted to a Participant in the form of Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards or Other Incentive Awards, whether granted singly or in combination with another award granted hereunder.
2.3    “Award Agreement” means a written agreement that sets forth the terms, conditions, restrictions and limitations applicable to an Award that must be countersigned by the Participant unless otherwise provided by the Committee.
2.4    “Board” means the Board of Directors of Noble.
2.5    “Cause” means “Cause” as set forth in any employment, severance or other individual agreement with a Participant or a severance or change of control plan or policy in which a Participant participates, or, if no such plan, policy or agreement exists, means any of the following:

(a) a Participant’s conviction of a felony or misdemeanor involving moral turpitude; (b) a Participant’s conduct involving a material misuse of the funds or other property of the Company; (c) a Participant’s engagement in business activities which are in conflict with the business interests of the Company; (d) a Participant’s gross negligence or willful misconduct; (e) a Participant’s conduct which is in violation of the Company’s safety rules or standards or which otherwise may cause or causes injury to another employee or any other person; or (f) a Participant’s material violation of Noble’s Code of Conduct.
2.6    “Change of Control” means the occurrence of any of the following events after the Effective Date:
(a)    Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least 51% of the Board; provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by Noble’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;
(b)     The consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of Noble immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least 51% of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;
(c)     The stockholders of Noble shall approve a liquidation or dissolution of Noble or a sale of all or substantially all of the stock or assets of Noble; or
(d)     Any “person,” as that term is defined in Section 3(a)(9) of the Exchange Act (other than Noble, any of its subsidiaries, any employee benefit plan of Noble or any of its subsidiaries, or any entity organized, appointed or established by Noble for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of Noble representing in the aggregate 25% or more of either (i) the then outstanding shares of Common Stock or (ii) the Voting Securities of Noble, in either such case other than solely as a result of acquisitions of such securities directly from Noble. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, shares of Common Stock or other Voting Securities of Noble shall be deemed the beneficial owner of such shares or Voting Securities.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of subparagraph (d) of this definition solely as the result of an acquisition of securities by Noble which, by reducing the number of shares of Common Stock or other Voting Securities of Noble outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 25% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of Noble beneficially owned by any person to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of Noble (other than a result of a stock split, stock dividend or similar transaction), then a Change of Control shall be deemed to have occurred for purposes of subparagraph (d) of this definition.
2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations and other guidance thereunder and successor provisions, regulations and other guidance.

2.8    “Committee” means the Board or the Compensation, Benefits and Stock Option Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan, which committee shall consist of two or more members of the Board, each of whom must be an Outside Director.
2.9    “Common Stock” means the common stock of Noble, or any stock or other securities hereafter issued or issuable in substitution or exchange for the Common Stock.
2.10    “Company” means Noble or any Affiliate.
2.11    “Director” means a non-employee member of the Board.
2.12    “Disability” means a medically determinable physical or mental impairment for which the Participant is eligible to receive disability income benefits as defined under a long-term disability insurance plan maintained by the Company.
2.13    “Dividend Equivalent Cash Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit, to receive an amount in cash equal to the cash distributions made by Noble with respect to a share of Common Stock during the period such Award is outstanding.
2.14    “Dividend Equivalent Unit Right” means a contingent right, granted in tandem with a specific Restricted Stock Unit, to have an additional number of Restricted Stock Units credited to a Participant in respect of the Award equal to the number of shares of Common Stock that could be purchased at Fair Market Value with the amount of each cash distribution made by Noble with respect to a share of Common Stock during the period such Award is outstanding.
2.15    “Effective Date” means the date this Plan becomes effective as provided in Section 1.3.
2.16    “Employee” means an employee of the Company.
2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.18    “Fair Market Value” of a share of Common Stock means, as of the date in question, the officially quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, (i) with respect to Stock Options, the fair market value of the Common Stock as determined in good faith by the Committee within the meaning of Section 422 of the Code or Treasury Regulation § 1.409A-1(b)(5)(iv)(B) or (ii) with respect to other Awards, the fair market value of the Common Stock as determined in good faith by the Committee.
2.19    “Good Reason” means “Good Reason” or similar term as set forth in any employment, severance or other individual agreement with a Participant or a severance or change of control plan or policy in which a Participant participates, or, if no such plan, policy or agreement exists, means any of the following actions if taken by the Company with respect to and without the prior consent of a Participant:
(a)     within two years after a Change of Control, a material reduction in the Participant’s base compensation;
(b)     within two years after a Change of Control, a significant reduction in the level, or a significant increase in the cost to such Participant, of the employee benefits (including but not limited to medical, dental, vision, life insurance, accidental death and dismemberment, and long-term disability benefits) being provided to or for the benefit of such Participant;
(c)     within one year following a Change of Control, the Company requires the Participant to relocate to a principal place of employment that is more than fifty (50) miles from the location in which such Participant was principally employed immediately prior to the Change of Control;
(d)     with respect to Participants who hold the position of Senior Vice President and above within two years following a Change of Control, a material reduction in such Participant’s authority, duties or responsibilities or in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report; or
(e)     with respect to Participants who hold the position of Senior Vice President and above within two years following a Change of Control, a material reduction in the budget over which such Participant retains authority.
Notwithstanding the foregoing, “Good Reason” shall exist hereunder only if Participant provides written notice to the Company of his or her belief that Good Reason exists within 60 days of the initial existence of the Good Reason condition, and that notice must describe in reasonable detail the condition(s) believed to constitute Good Reason. The Company then shall have 30 days to remedy the Good Reason condition(s). If not remedied within that 30-day period, the Participant may submit a notice of termination to the Company; provided, however, that the notice of termination invoking the option to terminate employment for Good Reason must be given no later than 100 days after the date the Good Reason condition first arose; otherwise, the Participant shall be deemed to have accepted the condition(s), or the correction of such condition(s) that may have given rise to the existence of Good Reason.
2.20    “Grant Date” means the date an Award is determined to be effectively granted by the Committee.
2.21    “Incentive Stock Option” means a Stock Option that is intended to meet the requirements of Section 422(b) of the Code.
2.22    “Noble” means Noble Energy, Inc., a Delaware corporation, or any successor thereto.
2.23    “Nonqualified Stock Option” means a Stock Option that is not an Incentive Stock Option.
2.24    “Other Incentive Award” means an incentive award granted to a Participant pursuant to Article XII.
2.25    “Outside Director” means a member of the Board who (a) meets the independence requirements of the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, (b) qualifies as a “non-employee director” of Noble under Rule 16b-3, and (c) satisfies independence criteria under any other applicable laws or regulations relating to the issuance of shares of Common Stock to Employees.
2.26    “Participant” means an individual who is an officer, Director, Employee, consultant or other individual performing services for Noble or its Affiliates that has been granted an Award.
2.27    “Performance Award” means an Award granted to a Participant pursuant to Article XI to receive cash or Common Stock conditioned in whole or in part upon the satisfaction of specified performance criteria.
2.28    “Permitted Transferee” shall have the meaning given such term in Section 16.4(c).

2.29    “Plan” means the Noble Energy, Inc. 2020 Long-Term Incentive Plan, as in effect from time to time.
2.30    “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock or Restricted Stock Units during which the Award remains subject to forfeiture.
2.31    “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article IX that is subject to such terms, conditions and restrictions as may be determined by the Committee.
2.32    “Restricted Stock Unit” means a fictional share of Common Stock granted to a Participant pursuant to Article X that is subject to such terms, conditions and restrictions as may be determined by the Committee.
2.33    “Retirement” means an Employee’s termination of employment with the Company for reasons other than for Cause that occurs on or after the date such Employee attains at least 55 years of age and has completed at least five years of credited service with the Company or in such other circumstances as the Committee may determine in its sole discretion.
2.34    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation that may be in effect from time to time.
2.35    “SEC” means the United States Securities and Exchange Commission, or any successor agency or organization.
2.36    “Section 409A” means Section 409A of the Code.
2.37    “Securities Act” means the Securities Act of 1933, as amended.
2.38    “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article VIII with respect to a share of Common Stock to receive upon exercise cash, Common Stock or a combination of cash and Common Stock, equal to the appreciation in value of a share of Common Stock.
2.39    “Stock Award” means a share of Common Stock granted to a Participant pursuant to Article XII that is not subject to vesting or forfeiture restrictions.
2.40    “Stock Option” means an option to purchase shares of Common Stock granted to a Participant pursuant to Article VII. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option, as determined by the Committee.
2.41    “Qualifying Termination” means a termination of a Participant’s employment with, or service to, the Company (a) by the Company for any reason other than Cause (and not due to the Participant’s death or Disability) within two years following the consummation of a Change of Control, or (b) by a Participant for Good Reason within the period of time following the consummation of a Change of Control set forth in the definition of Good Reason.
ARTICLE III
PLAN ADMINISTRATION
3.1    Plan Administrator and Discretionary Authority. This Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer this Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to this Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to (a) interpret this Plan and the Award Agreements executed hereunder; (b) decide all questions concerning eligibility for, and the amount of, Awards granted under this Plan; (c) construe any ambiguous provision of this Plan or any Award Agreement; (d) prescribe the form of Award Agreements; (e) correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement; (f) issue administrative guidelines as an aid in administering this Plan and make changes in such guidelines as the Committee from time to time deems proper; (g) make regulations for carrying out this Plan and make changes in such regulations as the Committee from time to time deems proper; (h) determine whether Awards should be granted singly or in combination; (i) to the extent permitted under this Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the exercise, vesting or payment of an Award; (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (l) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of this Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under this Plan, including without limitation its construction of the terms of this Plan and its determination of eligibility for participation in, and the terms of Awards granted under, this Plan. The decisions of the Committee and its actions with respect to this Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under this Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives. The decision of the Committee need not be uniform and may be different for different Participants and for different Awards, whether or not such Participants are similarly situated and Awards are similarly granted. In the case of an Award intended to be exempt from or compliant with Section 409A, the Committee shall exercise its discretion consistent with such intent.
3.2    Delegation of Authority. The Committee shall have the authority, in its sole and absolute discretion, to delegate its duties and functions under the Plan to the Chief Executive Officer or other officer of Noble, other members of or committees of the Board or such other agents as it may appoint from time to time; provided the Committee may not delegate its duties where such delegation would violate state corporate law.
3.3    Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to this Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by Noble with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.
ARTICLE IV
SHARES SUBJECT TO THE PLAN
4.1    Available Shares.
(a)     Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that are available to be delivered in respect of Awards granted under this Plan shall be 14,800,000 shares of Common Stock.
(b)     The maximum aggregate number of shares of Common Stock that may be issued pursuant to Incentive Stock Options is 14,800,000 shares. The maximum grant date fair value of Awards that may be granted during a fiscal year to any Participant that is a Director under the Plan is $750,000.
(c)     Shares of Common Stock underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) under the Plan shall not be deducted from the shares of Common Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Common Stock that may be issued as Incentive Stock Options. Notwithstanding any provision of this Plan to the contrary, shares (i) tendered (either actually or by attestation) or withheld to satisfy an exercise price or tax withholding obligation pertaining to an Award, or (ii) repurchased by Noble using Stock Option proceeds shall not be available to be delivered in respect of any Awards under this Plan.
(d)     Shares of Common Stock issued pursuant to this Plan may be original issue or treasury shares, or any combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, Noble will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. If, after reasonable efforts, which efforts shall not include registration of the Plan or Awards under the Securities Act, Noble is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for Noble for the lawful issuance of shares under the Plan, Noble shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.
(e)     Notwithstanding any provision of this Plan to the contrary, the Board or the Committee shall have the right to substitute or assume awards in connection with mergers, reorganizations, separations or other transactions pursuant to which Section 424(a) of the Code or Section 409A applies; provided such substitutions or assumptions are permitted by Section 424 of the Code or Section 409A, as applicable. Any such assumed or substituted awards will not count against the Share Reserve.
4.2    Adjustments for Recapitalizations and Reorganizations. Subject to Article XIV, if there is any change in the number or kind of shares of Common Stock outstanding effected without Noble’s receipt of consideration (a) by reason of a stock dividend, spin-off, recapitalization, stock split or combination or exchange of shares; (b) by reason of a merger, reorganization or consolidation; (c) by reason of a reclassification or change in par value; or (d) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock, or if the value of outstanding shares of Common Stock is reduced as a result of a spin-off or Noble’s payment of an extraordinary cash dividend, or distribution, or dividend or distribution consisting of any assets of Noble other than cash, the maximum number and kind of shares of Common Stock available for issuance under this Plan, the maximum number and kind of shares of Common Stock for which any individual may receive Awards in any fiscal year or under this Plan, the number and kind of shares of Common Stock covered by outstanding Awards, and the price per share or the applicable market value or performance target of such Awards shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights under such Awards. Notwithstanding the provisions of this Section 4.2, (i) the number and kind of shares of Common Stock available for issuance as Incentive Stock Options under this Plan shall be adjusted only in accordance with Sections 422 and 424 of the Code, and (ii) outstanding Awards and Award Agreements shall be adjusted in accordance with (A) Sections 422 and 424 of the Code with respect to Incentive Stock Options and (B) Section 409A with respect to Nonqualified Stock Options, SARs and, to the extent applicable, other Awards.
ARTICLE V
ELIGIBILITY
The Committee shall select Participants from those individuals who are officers, Directors, Employees, consultants and other individuals performing services for Noble or its Affiliates that, in the opinion of the Committee, are in a position to make a positive contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in this Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI
FORM OF AWARDS
6.1    Form of Awards. Awards may be granted under this Plan, in the Committee’s sole discretion, in the form of Stock Options pursuant to Article VII, SARs pursuant to Article VIII, Restricted Stock pursuant to Article IX, Restricted Stock Units pursuant to Article X, Performance Awards pursuant to Article XI and Stock Awards and Other Incentive Awards pursuant to Article XII, or any combination thereof. All Awards shall be subject to the terms, conditions, restrictions and limitations of this Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of exercise, vesting or payment of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of this Plan. Awards under a particular Article of this Plan need not be uniform, and Awards under more than one Article of this Plan may be combined in a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.
6.2    No Repricing or Reload Rights; No Buy-out of “Underwater” Awards. Except for adjustments made pursuant to Section 4.2, no Award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such Award. The Committee may not cancel an outstanding Stock Option or SAR having an exercise price that is known to be more than the Fair Market Value of the Common Stock in exchange for a cash payment or for the purpose of granting a replacement Award of a different type.
6.3    Dividends, Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights. No Award that provides for the payment or accumulation of dividends, Dividend Equivalent Cash Rights or Dividend Equivalent Unit Rights shall allow such dividends, Dividend Equivalent Cash Rights or Dividend Equivalent Unit Rights to vest or otherwise become payable sooner than the date on which the underlying Award or portion thereof with respect to which it was granted has vested.
ARTICLE VII
OPTIONS
7.1    General. Awards may be granted in the form of Stock Options that may be Incentive Stock Options or Nonqualified Stock Options, or any combination of both; provided, however, that Incentive Stock Options may be granted only to Employees.
7.2    Terms and Conditions of Stock Options. An Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date unless the Stock Option is granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in a manner that complies with Section 409A with respect to a Nonqualified Stock Option or Section 422 of the Code with respect to an Incentive Stock Option. Except as otherwise provided in Section 7.3, the term of each Stock Option shall be as specified by the Committee; provided, however, that no Stock Options shall be exercisable later than 10 years after the Grant Date. Stock Options may be granted with respect to Restricted Stock or shares of Common Stock that are not Restricted Stock, as determined by the Committee in its sole discretion.
7.3    Restrictions Relating to Incentive Stock Options.

(a)     Stock Options granted in the form of Incentive Stock Options shall, in addition to being subject to the terms and conditions of Section 7.2, comply with Section 422(b) of the Code. To the extent the aggregate Fair Market Value (determined as of the dates the respective Incentive Stock Options are granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of Noble and its Affiliates exceeds $100,000, such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. The price at which a share of Common Stock may be purchased upon exercise of an Incentive Stock Option shall be determined by the Committee, but such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date. No Incentive Stock Option shall be granted to an Employee under this Plan if, at the time such Stock Option is granted, such Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Noble or of its Affiliates unless (i) on the Grant Date of such Stock Option, the exercise price of such Stock Option is at least 110% of the Fair Market Value of the Common Stock subject to the Stock Option and (ii) such Stock Option by its terms is not exercisable after the expiration of five years from the Grant Date of the Stock Option.
(b)     Each Participant awarded an Incentive Stock Option shall notify Noble in writing immediately after the date he or she makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Common Stock before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.
7.4    Exercise of Stock Options.
(a)     Subject to the terms and conditions of this Plan and except as otherwise set forth in an Award Agreement, Stock Options shall be exercised by the delivery of a written notice of exercise to Noble, setting forth the number of whole shares of Common Stock with respect to which the Stock Option is to be exercised, accompanied by full payment for such shares in accordance with Sections 7.4(b) and 7.4(c) below.
(b)     Upon exercise of a Stock Option, the exercise price of the Stock Option shall be payable to Noble in full either (i) in cash or an equivalent acceptable to the Committee, (ii) in the sole discretion of the Committee and in accordance with any applicable administrative guidelines established by the Committee, (A) by tendering (either actually or by attestation) one or more previously acquired nonforfeitable, unrestricted shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (B) by surrendering a sufficient portion of the shares with respect to which the Stock Option is exercised having an aggregate Fair Market Value at the time of exercise equal to the total exercise price or (iii) in a combination of the forms specified in (i) or (ii) of this subsection as set forth in an Award Agreement.
(c)     To the extent permissible under applicable law, payment of the exercise price of a Stock Option may also be made, in the absolute discretion of the Committee, by delivery to Noble or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Stock Option is exercised and deliver the sale or margin loan proceeds directly to Noble to pay the exercise price and any required withholding taxes.
(d)     As soon as reasonably practicable after receipt of written notification of exercise of a Stock Option and full payment of the exercise price and any required withholding taxes, Noble shall (i) deliver to the Participant, in the Participant’s name or the name of the Participant’s designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Common Stock purchased under the Stock Option or (ii) cause to be issued in the Participant’s name or the name of the Participant’s designee, in book-entry form, an appropriate number of shares of Common Stock based upon the number of shares purchased under the Stock Option.
7.5    Termination of Employment or Service. Each Award Agreement embodying the Award of an Option may set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all Options granted under this Plan and may reflect distinctions based on the reasons for termination of employment or service. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of an Option, the following termination provisions shall apply with respect to such Award:
(a)     Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding Option, whether vested or unvested, held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the Option shall immediately terminate.
(b)     Termination By Reason of Retirement. In the event of a Participant’s Retirement, each outstanding Option held by the Participant shall remain outstanding and may be exercised by the Participant, to the extent vested at the time of the Participant’s Retirement, until the earlier of (i) the expiration of five years from the date of such Retirement or (ii) the expiration of the Option. To the extent an Option is unvested at the time of the Participant’s Retirement, the Option shall automatically terminate as of the date of such Retirement, and the right to exercise the Option shall immediately terminate.
(c)     Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service on account of death or Disability, each outstanding Option, whether vested or unvested, held by the Participant shall remain outstanding and may be exercised by the person who acquires the Option by will or the laws of descent and distribution, or by the Participant, as the case may be, until the earlier of (i) the expiration of five years from the date of death or termination on account of Disability or (ii) the expiration of the Option.
(d)     Termination For Reasons Other Than Cause, Retirement, Death or Disability. If a Participant’s employment or service is terminated under circumstances that are not covered by subsections (a), (b) or (c) of this Section 7.5, an Option held by the Participant may be exercised by the Participant, to the extent vested as the time of the Participant’s termination, until the earlier of (i) the expiration of one year from the date of such termination or (ii) the expiration of the Option. To the extent an Option is unvested at the time of the Participant’s termination of employment or service, the Option shall automatically terminate as of the date of such termination, and the right to exercise the Option shall immediately terminate.
7.6    Notwithstanding the foregoing, except in the case of a Participant’s death, an Option will not be treated as an Incentive Stock Option unless at all times beginning on the Grant Date and ending on the day three months (one year in the case of a Participant who is “disabled” within the meaning of Section 22(e)(3) of the Code) before the date of exercise of the Option, the Participant is an employee of Noble or a “parent corporation” or a “subsidiary corporation” of Noble, as those terms are defined in Sections 424(e) and (f) of the Code, respectively (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an option in a transaction to which Section 424(a) of the Code applies).
ARTICLE VIII
STOCK APPRECIATION RIGHTS
8.1    General. The Committee may grant Awards in the form of SARs in such numbers and at such times as it shall determine. SARs shall vest and be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which SARs may be exercised shall be determined by the Committee but shall not be less than 100% of the Fair

Market Value per share of Common Stock on the Grant Date unless the SARs are granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became Employees (or other service providers) as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company in a manner that complies with Section 409A. The term of each SAR shall be as specified by the Committee; provided, however, that no SAR shall be exercisable later than 10 years after the Grant Date. In the case of an SAR that is granted in conjunction with all or a portion of a Stock Option, the SAR shall expire no later than the expiration of the underlying Stock Option. At the time of an Award of SARs, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the SARs as it determines are necessary or appropriate, provided they are not inconsistent with this Plan.
8.2    Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to Noble, setting forth the number of whole shares of Common Stock with respect to which the Award is being exercised. Upon the exercise of SARs, the Participant shall be entitled to receive an amount equal to the excess of the aggregate Fair Market Value of the shares of Common Stock with respect to which the Award is exercised (determined as of the date of such exercise) over the aggregate exercise price of such shares. Such amount shall be payable to the Participant in cash or in shares of Common Stock, as provided in the Award Agreement.
8.3    Termination of Employment or Service. Each Award Agreement embodying the Award of SARs may set forth the extent to which the Participant shall have the right to exercise the SARs following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all SARs granted under this Plan and may reflect distinctions based on the reasons for termination of employment or service. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of SARs, the following termination provisions shall apply with respect to such Award:
(a)     Termination For Cause. If the employment or service of a Participant shall terminate for Cause, each outstanding SAR, whether vested or unvested, held by the Participant shall automatically terminate as of the date of such termination of employment or service, and the right to exercise the SAR shall immediately terminate.
(b)     Termination By Reason of Retirement. In the event of a Participant’s Retirement, each outstanding SAR held by the Participant shall remain outstanding and may be exercised by the Participant, to the extent vested at the time of the Participant’s Retirement, until the earlier of (i) the expiration of five years from the date of such Retirement or (ii) the expiration of the SAR. To the extent an SAR is unvested at the time of the Participant’s Retirement, the SAR shall automatically terminate as of the date of such Retirement, and the right to exercise the SAR shall immediately terminate.
(c)     Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service on account of death or Disability, each outstanding SAR, whether vested or unvested, held by the Participant shall remain outstanding and may be exercised by the person who acquires the SAR by will or the laws of descent and distribution, or by the Participant, as the case may be, until the earlier of (i) the expiration of five years from the date of death or termination on account of Disability or (ii) the expiration of the SAR.
(d)     Termination For Reasons Other Than Cause, Retirement, Death or Disability. If a Participant’s employment or service is terminated under circumstances that are not covered by subsections (a), (b) or (c) of this Section 8.3, an SAR held by the Participant may be exercised by the Participant, to the extent vested as the time of the Participant’s termination, until the earlier of (i) the expiration of one year from the date of such termination or (ii) the expiration of the SAR. To the extent an SAR is unvested at the time of the Participant’s termination of employment or service, the SAR shall automatically terminate as of the date of such termination, and the right to exercise the SAR shall immediately terminate.

ARTICLE IX
RESTRICTED STOCK
9.1    General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which the Restricted Stock may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. A Participant shall not be required to make any payment for Restricted Stock unless required by the Committee pursuant to Section 9.2.
9.2    Purchased Restricted Stock. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Restricted Stock.
9.3    Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.
9.4    Other Terms and Conditions.
(a)     Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under this Plan shall be registered in the name of the Participant or, at the option of Noble, in the name of a nominee of Noble, and shall be issued in book-entry form or represented by a stock certificate.
(b)     At the time of an Award of Restricted Stock, the Committee shall prescribe such terms, conditions, restrictions and limitations applicable to the Restricted Stock as it may determine in its sole discretion, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, Retirement, Cause or otherwise) of a Participant prior to expiration of the Restricted Period. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock, the following termination provisions shall apply with respect to such Award:
(i)     Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service prior to the expiration of the Restricted Period on account of death or Disability, the restrictions applicable to the shares of Restricted Stock held by the Participant shall terminate, and as soon as practicable (but in no event later than 60 days) after such termination of employment or service the shares of Restricted Stock, together with any dividends or other distributions with respect to such shares then being held by Noble, shall be delivered to the Participant (or in the event of the Participant’s death, to the Participant’s estate) free of such restrictions.
(ii)    Termination For Reasons Other Than Death or Disability. If a Participant’s employment or service is terminated prior to the expiration of the Restricted Period under circumstances that are not covered by subsection (i) of this Section 9.4(b), then on the date of such termination of employment or service all of the shares of Restricted Stock still subject to restrictions shall be forfeited by the Participant and transferred to the Company at no cost to Noble.
(iii)    Restricted Stock shall be held by Noble in escrow for the Participant’s benefit until such time as the Restricted Stock is either forfeited by the Participant to Noble or the restrictions thereon terminate as set forth in the Award Agreement. The Participant shall not retain physical custody of any certificates representing shares of Restricted Stock issued to the Participant until such time as the restrictions on such shares of Restricted Stock terminate as set forth in the Award Agreement. The Participant, by acceptance of the Restricted Stock, shall be deemed to appoint Noble and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of forfeited shares of Restricted Stock to Noble as may be required pursuant to this Plan or the Award Agreement, and to execute such representations or other documents or assurances as Noble or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by applicable law, Noble, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the shares of Restricted Stock in escrow while acting in good faith in the exercise of its judgment.
(iv)    Subject to the further terms and conditions set forth below, upon the issuance of Restricted Stock to the Participant, the Participant shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to the Restricted Stock. If Noble shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the shares of Common Stock constituting the Restricted Stock, then Noble shall pay or make such dividend or other distribution with respect to the Restricted Stock; provided, however, that with respect to any of the shares of Restricted Stock that are still subject to the restrictions of the Award Agreement, the cash, stock or other securities and other property constituting such dividend or other distribution pertaining to such Restricted Stock shall be held by Noble subject to the restrictions applicable under the Award Agreement to such Restricted Stock until such shares of Restricted Stock are either forfeited by the Participant and transferred to Noble or the restrictions thereon terminate as set forth in the Award Agreement. If the shares of Restricted Stock with respect to which such dividend or distribution was paid or made are forfeited by the Participant pursuant to the provisions hereof, then the Participant shall not be entitled to receive such dividend or distribution and such dividend or distribution shall likewise be forfeited and transferred to Noble. If the restrictions applicable to the shares of Restricted Stock with respect to which such dividend or distribution was paid or made terminate in accordance with the provisions of the Award Agreement, then the Participant shall be entitled to receive such dividend or distribution with respect to such shares, without interest, and such dividend or distribution shall likewise be delivered to the Participant as soon as practicable (but in no event later than 60 days) after the termination of such restrictions.
(v)      The Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period other than by will or the laws of descent and distribution.
(c)     Any provision of this Article IX to the contrary notwithstanding, no dividends or distributions made with respect to any share of Restricted Stock shall vest or be payable sooner than the date on which the underlying share of Restricted Stock with respect to which it was made has vested.
(d)     A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Stock may result in a forfeiture of the Restricted Stock.
ARTICLE X
RESTRICTED STOCK UNITS
10.1    General. Awards may be granted in the form of Restricted Stock Units in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock Units as it may deem advisable, including without limitation prescribing the period over which and the conditions upon which a Restricted Stock Unit may become vested or be forfeited and/or providing for vesting upon the achievement of specified performance goals pursuant to a Performance Award. Upon the lapse of restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the Award Agreement. A Participant shall not be required to make any payment for Restricted Stock Units.
10.2    Restricted Period. At the time an Award of Restricted Stock Units is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock Units. Each Award of Restricted Stock Units may have a different Restricted Period in the sole discretion of the Committee.

10.3    Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights. To the extent provided by the Committee in its sole discretion, a grant of Restricted Stock Units may include a tandem Dividend Equivalent Cash Right or Dividend Equivalent Unit Right grant. A grant of Dividend Equivalent Cash Rights may provide that such Dividend Equivalent Cash Rights shall be paid directly to the Participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem Award (with or without interest in the sole discretion of the Committee), or be subject to such other provisions or restrictions as determined by the Committee in its sole discretion. A grant of Dividend Equivalent Unit Rights may provide that such Dividend Equivalent Unit Rights shall be subject to the same vesting and payment provisions as the tandem Award or be subject to such other provisions and restrictions as determined by the Committee in its sole discretion. Any provision of this Article X to the contrary notwithstanding, no Dividend Equivalent Cash Right or Dividend Equivalent Unit Right shall vest or be payable sooner than the date on which the underlying Restricted Stock Unit with respect to which it was granted has vested.
10.4    Other Terms and Conditions. At the time of an Award of Restricted Stock Units, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Stock Units, including without limitation rules pertaining to the termination of employment or service (by reason of death, Disability, Retirement, Cause or otherwise) of a Participant prior to expiration of the Restricted Period. Except to the extent provided otherwise in a Participant’s Award Agreement embodying the Award of Restricted Stock Units, the following termination provisions shall apply with respect to such Award:
(a)     Termination By Reason of Death or Disability. In the event of a Participant’s termination of employment or service prior to the expiration of the Restricted Period on account of death or Disability, the restrictions applicable to the Restricted Stock Units held by the Participant shall terminate, and as soon as practicable (but in no event later than 60 days) after such termination of employment or service the Participant (or in the event of the Participant’s death, the Participant’s estate) shall receive the shares of Common Stock or cash associated with such Restricted Stock Units.
(b)     Termination For Reasons Other Than Death or Disability. If a Participant’s employment or service is terminated prior to the expiration of the Restricted Period under circumstances that are not covered by subsection (a) of this Section 10.4, then on the date of such termination of employment or service all of the Restricted Stock Units still subject to restrictions shall be forfeited by the Participant.
ARTICLE XI
PERFORMANCE AWARDS
11.1    General. Awards may be granted in the form of Performance Awards that may be payable in the form of cash, shares of Common Stock or any combination of both, in such amounts and at such times as the Committee shall determine. Performance Awards shall be conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that shall not be shorter than one year. Performance Awards may be combined with other Awards to impose performance criteria as part of the terms of such other Awards.
11.2    Terms and Conditions. The Committee shall impose such terms, conditions and restrictions on Performance Awards as it may deem advisable, including without limitation prescribing (a) the amount, including a target and maximum amount if applicable, a Participant may earn in the form of cash or shares of Common Stock or a formula for determining such amount; (b) the performance criteria and level of achievement versus such criteria that shall determine the amount payable or number of shares of Common Stock to be granted, issued, retained and/or vested; (c) the performance period over which performance is to be measured; (d) the timing of any payments to be made; (e) restrictions on the transferability of the Award; and (f) such other terms and conditions as the Committee may determine that are not inconsistent with this Plan.

11.3    Performance Goals. The performance measure(s) to be used for purposes of Performance Awards shall be set in the Committee’s sole discretion and may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Participant is employed or with respect to which the Participant performs services.
11.4    Committee Discretion. The Committee in its sole discretion shall have the authority to reduce or increase the amount payable and the number of shares to be granted, issued, retained or vested pursuant to such a Performance Award.
ARTICLE XII
STOCK AWARDS AND OTHER INCENTIVE AWARDS
12.1    Stock Awards. Stock Awards may be granted to Participants upon such terms and conditions as the Committee may determine. Shares of Common Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration. The Committee shall determine the number of shares of Common Stock to be issued pursuant to a Stock Award. The Committee may in its sole discretion require a Participant to pay a stipulated purchase price for each share of Common Stock covered by a Stock Award.
12.2    Other Incentive Awards. Other Incentive Awards may be granted in such amounts, upon such terms and at such times as the Committee shall determine. Other Incentive Awards may be granted based upon, payable in or otherwise related to, in whole or in part, shares of Common Stock if the Committee, in its sole discretion, determines that such Other Incentive Awards are consistent with the purposes of this Plan. Each grant of an Other Incentive Award shall be evidenced by an Award Agreement that shall specify the amount of the Other Incentive Award and the terms, conditions, restrictions and limitations applicable to such Award. Payment of Other Incentive Awards shall be made at such times and in such form, which may be cash, shares of Common Stock or other property (or any combination thereof), as established by the Committee, subject to the terms of this Plan.
ARTICLE XIII
CHANGE OF CONTROL
13.1    Assumption of Awards.
(a)      Upon a Change of Control where Noble is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Stock Options and SARs that are not exercised at or before the consummation of such Change of Control will be assumed by or replaced with options and rights in the surviving entity (or a parent of the surviving entity) in accordance with Section 424 of the Code or Section 409A, as applicable, and other outstanding Awards will be equitably converted into, or substituted for, awards of the surviving entity (or a parent of the surviving entity) with any outstanding performance conditions associated with a Performance Award deemed achieved as of immediately prior to the Change of Control assuming all performance criteria and other conditions to payment of such Awards are achieved at target performance.
(b)      For the purposes of this Plan, an Award shall be considered assumed by the surviving entity or otherwise equitably converted or substituted if following the applicable transaction the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of shares of Common Stock for each share of Common Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each share of Common Stock subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of shares of Common Stock in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
13.2    Vesting of Awards. Notwithstanding any provision of this Plan to the contrary, in the event outstanding Awards are assumed or substituted in connection with a Change of Control in accordance with Section 14.1 hereof, and a Participant experiences a Qualifying Termination, each Award outstanding under this Plan and/or each substituted award issued in respect thereof in accordance with Section 13.1 hereof, shall immediately become vested and fully exercisable upon such termination, and any restrictions applicable to the Award shall lapse as of such date with, with any outstanding performance conditions associated with a Performance Award (and/or each substituted award issued in respect of a Performance Award in accordance with Section 14.1 hereof) deemed achieved as of the date of such termination assuming all performance criteria and other conditions to payment of such Awards are achieved at target performance.
13.3    Cancellation of Awards. Notwithstanding the foregoing, in the event of a Change of Control of Noble, the Committee may, in its sole discretion, no later than the effective date of the Change of Control, require any Participant holding an Award to surrender such Award in exchange for (a) with respect to each share of Common Stock subject to a Stock Option or SAR (whether or not vested), payment by the Company (or a successor), in cash, of an amount equivalent to the excess of the value of the consideration received for each share of Common Stock by holders of Common Stock in connection with such Change of Control (the “Change of Control Consideration”) over the exercise price or grant price per share, (b) with respect to each share of Common Stock subject to an Award of Restricted Stock Units or Other Incentive Awards, and related Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights (if applicable), payment by the Company (or a successor), in cash, of an amount equivalent to the value of any such Dividend Equivalent Cash Rights and Dividend Equivalent Unit Rights plus the value of the Change of Control Consideration for each share covered by the Award, assuming all restrictions or limitations (including risks of forfeiture) have lapsed and (c) with respect to a Performance Award, payment by the Company (or a successor), in cash, of an amount equivalent to the value of such Award, as determined by the Committee, taking into account, to the extent applicable, the Change of Control Consideration, and assuming all performance criteria and other conditions to payment of such Awards are achieved at target performance.
ARTICLE XIV
AMENDMENT AND TERMINATION
14.1    Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify this Plan, in whole or in part; provided, however, that no amendment or modification of this Plan shall become effective without the approval of such amendment or modification by the stockholders of Noble if (a) such amendment or modification increases the maximum number of shares subject to this Plan (except as provided in Article IV) or changes the designation or class of persons eligible to receive Awards under this Plan or (b) counsel for Noble determines that such approval is otherwise required by or necessary to comply with applicable law or the listing requirements of an exchange or association on which the Common Stock is then listed or quoted. An amendment to this Plan generally will not require stockholder approval if it curtails rather than expands the scope of this Plan, nor if it is made to conform this Plan to statutory or regulatory requirements, such as, without limitation, Section 409A. Upon termination of this Plan, the terms and provisions of this Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

14.2    Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to this Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or a Permitted Transferee) holding such Award.
ARTICLE XV
MISCELLANEOUS
15.1    Award Agreements. After the Committee grants an Award under this Plan to a Participant, such Award shall be evidenced by an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to the Participant in connection with any Award; provided, however, that any permitted deferrals shall be structured to meet the requirements of Section 409A. The terms and provisions of the respective Award Agreements need not be identical. All Award Agreements shall be subject to the provisions of this Plan, and in the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern. All Awards under this Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A so that no tax will be owed under Section 409A.
15.2    Listing; Suspension.
(a)     If and as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. Noble shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Stock Option or other Award with respect to such shares shall be suspended until such listing has been effected.
(b)     If at any time counsel to Noble or its Affiliates shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful under the laws of any applicable jurisdiction, Noble or its Affiliates shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option or other Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful.
(c)     Upon termination of any period of suspension under this Section 16.2, any Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award unless otherwise determined by the Committee in its sole discretion.
15.3    Additional Conditions. Notwithstanding anything in this Plan to the contrary (a) the Committee may, if it shall determine it necessary or desirable in its sole discretion, at the time of grant of any Award or the issuance of any shares of Common Stock pursuant to any Award, require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to Noble a written representation of present intention to acquire the Award or such shares of Common Stock for his own account for investment and not for distribution; (b) the certificate for shares of Common Stock issued to a Participant may include any legend that the Committee deems appropriate to reflect any restrictions on transfer; and (c) all certificates for shares of Common Stock delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or association upon which the Common Stock is then listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
15.4    Transferability.
                (a)     All Awards granted to a Participant shall be exercisable during his lifetime only by such Participant, or if applicable, a Permitted Transferee as provided in subsection (c) of this Section 16.4; provided, however, that in the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to Noble of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.
             (b)     Except as otherwise provided in this Section 16.4, no Award shall be subject to execution, attachment or similar process, and no Award may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Award not specifically permitted by this Plan or the Award Agreement shall be null and void and without effect.
             (c)     If provided in the Award Agreement, Nonqualified Stock Options may be transferred by a Participant to a Permitted Transferee. For purposes of this Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family or a person sharing a Participant’s household (other than a tenant or an employee); (ii) trusts in which the Participant or a person listed in (i) above has more than 50% of the beneficial interest; (iii) a foundation in which the Participant or a person listed in (i) above controls the management of assets; (iv) any other entity in which the Participant or a person listed in (i) above owns more than 50% of the voting interests; provided that, in the case of the preceding clauses (i) through (iv), no consideration is provided for the transfer; and (v) any transferee is permitted under applicable securities and tax laws as determined by counsel to Noble. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild (including after divorce), grandchild, parent, stepparent (including after divorce), grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.
             (d)     Incident to a Participant’s divorce, the Participant may request that Noble agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Section 414(p) of the Code) with respect to all or a part of one or more Awards made to the Participant under this Plan. Noble’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of Noble. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold Noble harmless from any claim that may arise out of Noble’s observance of the terms of any such domestic relations order.
15.5    Transfer of Employee Participant; Change in Status. The transfer of an employee Participant from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another, shall not be considered a termination of employment unless otherwise determined by the Committee, taking into consideration the applicable rules under Section 409A of the Code. Furthermore, a Participant’s change in status in relation to the Company or its Subsidiaries or Affiliates (for example, a change from employee to consultant, or vice versa) shall not be deemed a termination of employment or service hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of employment or service unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code.
15.6    Withholding Taxes. The Company shall be entitled to deduct from any payment made under this Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes and other similar taxes required by law to be withheld with respect to such payment, may require the Participant to pay or may allow the Participant to elect to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under this Plan, and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Awards. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from or with respect to an Award by (a) withholding shares of Common Stock from any payment of Common Stock due as a result of such Award, or (b) permitting the Participant to deliver to the Company (either actually or by attestation) previously acquired shares of Common Stock, in each case having an aggregate Fair Market Value equal to the amount of such required withholding taxes. No payment shall be made and no shares of Common Stock shall be issued pursuant to any Award unless and until the applicable tax withholding obligations have been satisfied.
15.7    No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award granted hereunder. If the application of any provision of the Plan or any Award Agreement would yield a fractional share of Common Stock, such fractional share shall be rounded down to the nearest whole share; provided that the Committee in its sole discretion may settle fractional shares in cash.
15.8    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Exchange Act shall be exempt from Section 16(b) pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells shares of Common Stock issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement,” “net exercise,” “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Exchange Act shall be exempt from Section 16(b) pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
15.9    Notices; Method of Delivery. All notices required or permitted to be given or made under this Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, with confirmation receipt, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefore or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. Noble or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (A) to a Participant at his address as set forth in the records of the Company or (B) to Noble at the principal executive offices of Noble clearly marked “Attention: General Counsel.” Any provision of this Plan to the contrary notwithstanding, any provision in this Plan setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgment or other documentation, in a manner that the Committee has prescribed or that is otherwise acceptable to the Committee, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Committee and that such delivery is not prohibited by applicable laws and regulations.

15.10    Compliance with Law and Stock Exchange or Association Requirements. It is the intent of Noble that Stock Options designated Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that all Awards either be exempt from Section 409A or, if not exempt, comply with the requirements of Section 409A. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law, governmental regulation or stock exchange or association requirements or modify an Award to bring it into compliance with any government regulation or stock exchange or association requirements.
15.11    Clawback. By accepting or exercising any Award granted under the Plan, the Participant agrees to abide and be bound by any policies adopted by Noble, including without limitation Noble’s compensation recoupment policy as contained in Noble’s Code of Conduct, as amended from time to time, and any other policies adopted to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or exchange listing standards promulgated thereunder, providing for the repayment and/or forfeiture of any Award or payment resulting from an accounting restatement or similar circumstances. Such repayment and/or forfeiture provisions shall apply whether or not the Participant is employed by or affiliated with the Company.
15.12    Binding Effect. The obligations of Noble under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Noble, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Noble. The terms and conditions of this Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.
15.13    Severability. The provisions of this Plan and any Award Agreement are severable, and if any one or more provisions of this Plan or any Award Agreement may be determined by any court of competent jurisdiction to be invalid or otherwise unenforceable, in whole or in part, the remaining provisions or parts of this Plan or such agreement, as the case may be, shall nevertheless be binding and enforceable to the fullest extent permitted by applicable law.
15.14    No Restriction of Corporate Action. Nothing contained in this Plan shall be construed to prevent Noble or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify this Plan) that is deemed by Noble or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Awards made or to be made under this Plan. No Participant or other person shall have any claim against Noble or any Affiliate as a result of such action.
15.15    Governing Law. This Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law.
15.16    No Right, Title or Interest in Company Assets. No Participant shall have any rights as a stockholder of Noble as a result of participation in this Plan until the date of issuance of Common Stock in his name and, in the case of Restricted Stock, unless and until such rights are granted to the Participant pursuant to this Plan. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All Awards shall be unfunded.
15.17    Risk of Participation. Nothing contained in this Plan shall be construed either as a guarantee by Noble or its Affiliates, or their respective stockholders, officers, directors and employees , of the value of any assets of this Plan or as an agreement by Noble or its Affiliates, or their respective stockholders, officers, directors and employees to indemnify anyone for any losses, damages, costs or expenses resulting from participation in this Plan.
15.18    No Guarantee of Tax Consequences. No person connected with this Plan in any capacity, including without limitation Noble and its Affiliates and their respective directors, officers,

agents and employees, makes any representation, commitment or guarantee that any tax treatment, including without limitation federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Awards or payments thereunder made to or for the benefit of a Participant under this Plan or that such tax treatment will apply to or be available to a Participant on account of participation in this Plan.
15.19    Continued Employment or Service. Nothing contained in this Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of the Company, or interfere in any way with the rights of the Company at any time to terminate a Participant’s employment or service, with or without cause, to change the terms and conditions of such employment or service, or to increase or decrease the compensation of the Participant. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of Noble or an Affiliate to the Participant.
15.20    Miscellaneous. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of this Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of this Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.
IN WITNESS WHEREOF, this Plan has been executed on this 28th day of April, 2020.

NOBLE ENERGY, INC.

By:	/s/ David L. Stover
Name:	David L. Stover
Title:	Chairman and Chief Executive Officer

APPENDIX A - ISRAEL
TO THE NOBLE ENERGY, INC.
2020 LONG-TERM INCENTIVE PLAN

PREAMBLE
1.    GENERAL

1.1
This appendix (the “Appendix”) shall apply only to persons eligible for the Plan who are residents of the state of Israel or those who are deemed to be residents of the state of Israel for the payment of tax.

1.2
This Appendix is in accordance with and in continuation of the Noble Energy, Inc. (the “Company”) 2020 Long-Term Incentive Plan (the “Plan”). All the provisions specified hereunder shall form an integral part of the Plan.

1.3
This Appendix is effective with respect to Awards (as such term is defined hereunder) granted after the enactment of Amendment no. 132 of the Israeli Tax Ordinance, entering into force as of January 1, 2003.

1.4
This Appendix is to be read as a continuation of the Plan, and modifies only Awards granted to Israeli Participants (as such term is defined hereunder) so that they comply with the requirements set by the Israeli law in general, and in particular with the provisions of Section 102 (as specified herein), as may be amended or replaced from time to time. For the avoidance of doubt, this Appendix does not add to or modify the Plan in respect of any other category of participants and no provision herein is intended to expand the group of eligible individuals who can receive awards, increase the size or amount of awards, or expand the types of awards otherwise available under the Plan. No person shall be granted an Award under this Appendix who is not otherwise eligible to receive an Award of such type pursuant to the provisions of the Plan.

1.5
The Plan and this Appendix are complimentary to each other and shall be deemed as one. No provision of this Appendix is intended to, nor shall it be interpreted to, increase the maximum number of shares of Common Stock subject to the Plan, reduce the option price for shares of Common Stock covered by Stock Options granted under the Plan, or make any other amendment to the Plan that would require the approval of shareholders of the Company pursuant to Section 15.1 of the Plan or otherwise.

1.6	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to it in the Plan.
2.    DEFINITION

2.1	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2
“Approved 102 Award” means an Award granted pursuant to Section 102(b) of the Ordinance and deposited with a Trustee (or supervised by a Supervisory Trustee subject to a Supervisory Trustee Ruling) for the benefit of the Israeli Participant.

2.3	“Award” means any award of Stock Option, Restricted Stock, SARs in Shares Performance Awards in Shares, granted under the Plan to an Israeli Participant.

2.4	“102 Award” means any Award granted to Employees pursuant to Section 102 of the Ordinance.

2.5
“Award Agreement” means the written agreement between the Company and the Israeli Participant evidencing the grant of a 102 Award or a 3(i) Stock Option, the terms and conditions applicable to such award and the understanding of the parties with respect thereto.

2.6
“Capital Gain Award” or “CGA” means an Approved 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.7	“Company” means Noble Energy Inc., a Delaware corporation.

2.8	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

2.9
“Employee” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding any Controlling Shareholder, consultant, adviser or service provider.

2.10	“Israeli Participant” means any eligible Employee or Controlling Shareholder who has been granted an Award under the Plan and this Appendix.

2.11	“ITA” means the Israeli Tax Authorities.

2.12	“3(i) Option” means an option granted pursuant to Section 3(i) of the Ordinance to any person who is a Controlling Shareholder.

2.13
“Ordinary Income Award” or “OIA” means an Approved 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.14	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, as now in effect or as hereafter amended.

2.15
“Performance Awards in Shares” means any Restricted Stock award granted under the Plan and this Appendix entitling the Israeli Participant to receive payment only in shares of Common Stock in accordance with and subject to Article XI of the Plan.

2.16
“SARs in Shares” means stock appreciation rights granted under the Plan and this Appendix entitling the Israeli Participant to receive payment only in shares of Common Stock in accordance with and subject to Article VIII of the Plan.

2.17
“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended or any regulations, rules or orders or procedures promulgated thereunder.

2.18
“Trustee” means any individual approved by the ITA appointed by the Company to serve as a trustee, all in accordance with the provisions of Section 102(a) of the Ordinance. In the event of obtaining a ruling from the ITA regarding a Supervisory Trustee mechanism (the “Supervisory Trustee Ruling”), the Trustee will be regarded as a “Supervisory Trustee,” all in accordance with and subject to the terms and conditions of the Supervisory Trustee Ruling.

2.19	“Unapproved 102 Award” means an Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.
3.    ISSUANCE OF AWARDS

3.1
The persons eligible for participation in the Plan and this Appendix as Israeli Participants shall include any Employees and/or Controlling Shareholder of the Company or of any Affiliate who are otherwise eligible for participation in the Plan without regard to this Appendix; provided, however, that Employees may only be granted 102 Awards and Controlling Shareholders may only be granted 3(i) Options.

3.2	The Company may designate Awards granted to Employees pursuant to Section 102 as Unapproved 102 Awards or Approved 102 Awards.

3.3	The grant of Approved 102 Awards shall be made under this Appendix, and shall be conditioned upon the approval of this Appendix by the ITA.

3.4	Approved 102 Awards may either be classified as CGAs or OIAs.

3.5
No Approved 102 Awards may be granted under this Appendix to any eligible Employee unless and until the Company’s election of the type of Approved 102 Awards as CGA or OIA granted to Employees (the “Election”) is appropriately filed with the ITA. The Election shall become effective beginning the first grant date of an Approved 102 Award under this Appendix and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Awards. The Election shall obligate the Company to grant only the type of Approved 102 Award it has elected, and shall apply to all Israeli Participants who were granted Approved 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Election shall not prevent the Company from granting Unapproved 102 Awards simultaneously.

3.6
All Approved 102 Awards must be held by a Trustee, as described in Section 4 below; provided, however, that for all purposes of this Appendix and the Plan including without limitation Section 4 below, any and all references in this Appendix to an Award being held by or deposited with a Trustee or Supervisory Trustee, or being held in Trust, shall refer merely to the administration of the Award for purposes of this Appendix and no such Trustee or Supervisory Trustee shall have legal ownership of or hold title to any such Award and no transfer, assignment or conveyance shall occur with respect to any Award on account of the Trustee or Supervisory Trustee provisions of this Appendix.

3.7	For the avoidance of doubt, the designation of Unapproved 102 Awards and Approved 102 Awards shall be subject to the terms and conditions set forth in Section 102.
4.    TRUSTEE

4.1
Approved 102 Awards which shall be granted under this Appendix and/or any shares of Common Stock allocated or issued upon exercise of such Approved 102 Awards and/or other shares of Common Stock received subsequently following any realization of rights, including without limitation bonus shares, shall be deposited with a Trustee for the benefit of the Employees, or as otherwise determined pursuant to a Supervisory Trustee Ruling, for such period of time as required by Section 102 (the “Holding Period”). In the case the requirements for Approved 102 Awards are not met, then the Approved 102 Awards are to be regarded as Unapproved 102 Awards, all in accordance with the provisions of Section 102.

4.2
Notwithstanding anything to the contrary, the Trustee shall not release any shares of Common Stock deposited upon exercise of Approved 102 Awards prior to the full payment of the Employee’s tax liabilities arising from Approved 102 Awards which were granted to him and/or any shares of Common Stock allocated or issued upon exercise of such Awards. In the event of a Supervisory Trustee Ruling, this provision shall be subject to and apply in accordance with the terms and conditions of the said ruling.

4.3
With respect to any Approved 102 Award, subject to the provisions of Section 102, an Employee shall not dispose of any Share received upon the exercise of an Approved 102 Award and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102. In the event of a Supervisory Trustee Ruling, this provision shall be subject to and apply in accordance with the terms and conditions of the said ruling. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Employee.

4.4
Upon receipt of Approved 102 Award, the Employee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with this Appendix, or any Approved 102 Award or Ordinary Share granted to him thereunder.

5.    THE AWARDS
The terms and conditions upon which the Awards shall be issued and exercised shall be as specified in the Award Agreement to be executed pursuant to the Plan and to this Appendix. Each Award Agreement shall state, inter alia, the number of shares of Common Stock to which the Award relates, the type of Award granted thereunder (whether a CGA, OIA, Unapproved 102 Award or 3(i) Option), the vesting provisions and the exercise price (if applicable).
6.    FAIR MARKET VALUE
Solely for the purpose of determining the tax liability in Israel pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the CGAs, the fair market value of the shares of Common Stock at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be. For all other purposes of the Plan, including without limitation determining fair market value for tax purposes in the United States or other jurisdictions outside of Israel, fair market value shall be determined in accordance with the Plan provisions or other applicable law without regard to this Appendix.
7.    EXERCISE OF AWARDS
Awards shall be exercised by the Israeli Participant by following the procedures set forth in the Plan and their Award Agreements and, if applicable, in accordance with the requirements of Section 102. In the event of a Supervisory Trustee Ruling, this provision shall be subject to and apply in accordance with the terms and conditions of the said ruling.
8.    ASSIGNABILITY AND SALE OF AWARDS
Notwithstanding anything to the contrary in Section 16.4 of the Plan and in addition thereto, only with respect to Awards governed under this Appendix, as long as Awards or shares of Common Stock purchased pursuant to thereto are deposited with the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the shares of Common Stock are personal, and cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution. In the event of a Supervisory Trustee Ruling, this provision shall be subject to and apply in accordance with the terms and conditions of the said ruling.
9.    INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER’S PERMIT
With regards to Approved 102 Awards, the provisions of the Plan and/or the Appendix and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan, the Appendix and the Award Agreement.
10.    DIVIDEND
With respect to all shares of Common Stock (but excluding, for avoidance of any doubt, any unexercised Awards) issued upon the exercise of stock option Awards by the Israeli Participant and held by the Israeli Participant or by the Trustee, as the case may be, the Israeli Participant shall be entitled to receive dividends in accordance with the quantity of such shares, subject to the provisions of the Company’s certificate of incorporation (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102. In the event of a Supervisory Trustee Ruling, this provision shall apply accordingly to the terms of the said ruling.
11.    TAX CONSEQUENCES

11.1
Any tax consequences arising from the grant or exercise of any Award, from the payment for shares of Common Stock covered thereby or from any other event or act (of the Company, and/or its Affiliates, and the Trustee or the Israeli Participant) hereunder shall be borne solely by the Israeli Participant. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules and regulations, including withholding taxes at source. Furthermore, the Israeli Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including, without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant.

11.2	The Company and/or, when applicable, the Trustee shall not be required to release any share certificate to an Israeli Participant until all required payments have been fully made.

11.3
With respect to Unapproved 102 Award, if the Israeli Participant ceases to be employed by the Company or any Affiliate, the Israeli Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of shares of Common Stock, all in accordance with the provisions of Section 102.

12.    GOVERNING LAW & JURISDICTION
This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.